Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)  ☐

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Paula Oswald

U.S. Bank National Association

633 W. 5th Street, 24th Floor

Los Angeles, CA 90071

(213) 615-6043

(Name, address and telephone number of agent for service)

WildHorse Resource Development Corporation

(and certain subsidiaries of WildHorse Resource Development Corporation identified in footnote (*) below)

(Exact name of obligor as specified in its charter)

Delaware	81-3470246
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9805 Katy Freeway, Suite 400, Houston, TX	77024
(Address of Principal Executive Offices)	(Zip Code)

6.875% Senior Notes due 2025

(Title of the Indenture Securities)

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

*	The following are co-registrants that guarantee the debt securities:

Exact Name of Registrant Guarantor(1)	State or Other Jurisdiction of Incorporation or Formation	IRS Employer Identification Number
Burleson Water Resources, LLC	Texas	81-3470246
Esquisto Resources II, LLC	Texas	81-3470246
Oakfield Energy, LLC	Delaware	81-3470246
Petromax E&P Burleson, LLC	Texas	81-3470246
WHE AcqCo., LLC	Delaware	81-3470246
WildHorse Resources Management Company, LLC	Delaware	81-3470246
WildHorse Resources II, LLC	Delaware	81-3470246
WHR Eagle Ford LLC	Delaware	81-3470246

(1)	The address for each Registrant Guarantor is 9805 Katy Freeway, Suite 400, Houston, Texas 77024 and the telephone number for each Registrant Guarantor is (713) 568-4910. The Primary Industrial Classification Code for each Registrant Guarantor is 1311.

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

    Comptroller of the Currency

    Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

    Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

    None

Items 3-15.	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4.***

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939.

7.	Report of Condition of the Trustee as of March 31, 2017 published pursuant to law or the requirements of its supervising or examining authority.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to Registration Statement on Form S-4, Registration Number 333-128217 filed on November 15, 2005 of Revlon Consumer Products Corporation.

**	Incorporated by reference to Exhibit 25.1 to Registration Statement on Form S-3, Registration Number 333-199863 filed on November 5, 2014 of Omnicare, Inc.

***	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, California on the 29th day of September, 2017.

By:	/s/ Paula Oswald
Vice President

Exhibit 2

Office of the Comptroller of the Currency
Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Keith A. Noreika, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, June 7, 2017, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

/s/ Keith A. Noreika
Acting Comptroller of the Currency

Exhibit 3

Office of the Comptroller of the Currency
Washington, DC 20219

CERTIFICATE OF FIDUCIARY POWERS

I, Keith A. Noreika, Acting Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today, June 7, 2017, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

/s/ Keith A. Noreika
Acting Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: September 29, 2017

By:	/s/ Paula Oswald
Paula Oswald
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 6/30/2017

($000’s)

6/30/2017
Assets
Cash and Balances Due From Depository Institutions	$28,930,463
Securities	110,114,701
Federal Funds	51,218
Loans & Lease Financing Receivables	276,413,785
Fixed Assets	4,477,993
Intangible Assets	12,859,050
Other Assets	24,062,996

Total Assets	$456,910,206

Liabilities
Deposits	$357,756,287
Fed Funds	998,184
Treasury Demand Notes	0
Trading Liabilities	878,885
Other Borrowed Money	33,876,373
Acceptances	0
Subordinated Notes and Debentures	3,800,000
Other Liabilities	12,866,522
Total Liabilities	$410,176,251

Equity
Common and Preferred Stock	18,200
Surplus	14,266,915
Undivided Profits	31,649,555
Minority Interest in Subsidiaries	799,285

Total Equity Capital	$46,733,955

Total Liabilities and Equity Capital	$456,910,206